EXHIBIT 12


                                              US AIRWAYS, INC.
                             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         Three months ended
                             March 31,                         Year ended December 31,
                        -------------------                    -----------------------
                           1999      1998            1998      1997      1996      1995      1994
                           ----      ----            ----      ----      ----      ----      ----
                                           (in thousands except ratio amounts)
Earnings:
 Pre-tax income (loss)   $109,223  $168,739      $  935,844  $  673,229  $191,043  $ 37,398 $(716,183)
  Add (deduct):
  Fixed charges:
   Interest expense      $ 49,957  $ 62,774      $ $223,604  $  260,029  $283,936  $301,923 $ 285,846
   Amortization of debt
    issue expense             926     2,003           6,507       2,684     2,844     3,724     4,300
   Interest factor in
     Noncapitalized
      Rentals              76,963    76,548         346,948     320,625   303,383   316,977   364,462
   Interest capitalized**  (4,031)   (2,525)         10,478     (11,582)   (8,398)   (8,781)  (13,760)
   Amortization of
    previously
     capitalized interest   2,466     2,543          10,112      10,269    10,286    10,238     8,802
                          -------   -------       ---------   ---------   -------   -------    ------
                         $235,504  $310,082      $1,533,493  $1,255,254  $783,094  $661,479  $(66,533)
                          -------   -------       ---------   ---------   -------   -------    ------

 Fixed charges:
  Interest expense       $ 49,957  $ 62,774      $  223,604  $  260,029  $283,936  $301,923  $285,846
  Amortization of debt
   issue expense              926     2,003           6,507       2,684     2,844     3,724     4,300
  Interest factor in
   noncapitalized rentals  76,963    76,548         346,948     320,625   303,383   316,977   364,462
                          -------   -------       ---------   ---------   -------   -------   -------
                         $127,846  $141,325      $  577,059  $  583,338  $590,163  $622,624  $654,608
                          -------   -------       ---------   ---------   -------   -------   -------
Ratio of earnings to
 fixed charges              1.8       2.2            2.7         2.2        1.3       1.1        *

--------
*For the year ended December 31, 1994, US Airways' earnings were not sufficient to cover its fixed charges.  Additional earnings of $721 million would have been required to achieve a ratio of earnings to fixed charges of 1.0.

**During the second quarter of 1998, US Airways wrote-off capitalized interest on equipment purchase deposits in conjunction with the settlement of litigation between US Airways and the Boeing Company.



                                               US AIRWAYS GROUP, INC.
                                    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                          Three months ended
                               March 31,                       Year ended December 31,
                           ------------------                    ------------------------
                            1999      1998           1998        1997      1996      1995      1994
                             ----      ----            ----        ----       ----      ----      ----
                                           (in thousands except ratio amounts)
Earnings:
 Pre-tax income (loss)   $ 75,477  $164,756      $  902,034  $  672,036  $275,482  $128,272 $(684,923)
  Add (deduct):
  Fixed charges:
  Interest expense       $ 49,801  $ 62,795      $  223,426  $  256,055  $267,122  $302,593 $ 284,034
  Amortization of debt
   issuance costs             926     2,043           6,547       3,223     3,355     4,154     7,523
  Interest factor in
   noncapitalized rentals  85,034    84,342         378,072     353,066   334,952   339,721   384,580
  Interest capitalized**   (7,853)   (4,791)         (2,559)    (12,648)   (8,398)   (8,781)  (13,760)
  Amortization of
   previously capitalized
    interest                2,466     2,543          10,112      10,269    10,286    10,238     8,802
                          -------   -------       ---------   ---------   -------   -------    ------
                         $205,851  $311,688      $1,517,632  $1,282,001  $882,799  $776,197  $(13,744)
                          -------   -------       ---------   ---------   -------   -------    ------
 Fixed charges:
  Interest expense       $ 49,801  $ 62,795      $  223,426  $  256,055  $267,122  $302,593  $284,034
  Amortization of debt
   issue expense              926     2,043           6,547       3,223     3,355     4,154     7,523
  Interest factor in
   noncapitalized rentals  85,034    84,342         378,072     353,066   334,952   339,721   384,580
                          -------   -------       ---------   ---------   -------   -------   -------
                         $135,761  $149,180      $  608,045  $  612,344  $605,429  $646,468  $676,137
Ratio of earnings to      -------   -------       ---------   ---------   -------   -------   -------
 fixed charges              1.5      2.1             2.5         2.1        1.5       1.2        *

--------
*For the year ended December 31, 1994, US Airways Group's earnings were not sufficient to cover its fixed charges.  Additional earnings of $690 million would have been required to achieve a ratio of earnings to fixed charges of 1.0.

**During the second quarter of 1998, US Airways wrote-off capitalized interest on equipment purchase deposits in conjunction with the settlement of litigation between US Airways and the Boeing
  Company.
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